CONTRACT OF SALE

THIS CONTRACT OF SALE (this **"Contract"**), dated April 5, 2017, is entered into between **HARVARD PROPERTIES U.S., INC.**, a Delaware corporation (**"Seller"**); and **STEM HOLDINGS INC.**, a Nevada corporation (**"Buyer"**).

RECITALS

A. Seller is the owner of a parcel of real property located at 14336 S. Union Hall Road, in the Hamlet of Mulino, Clackamas County, Oregon, the legal description of which is attached hereto as Exhibit A (the **"Real Property"**). For purposes of this Contract, the term **"Property"** shall mean (i) the parcel of land described above, (ii) all improvements and fixtures located on such parcel, (iii) all easements and other rights and privileges appurtenant to such parcel, (iv) all personal property, equipment and furnishings of Seller located on or in or used in connection with the Real Property, and (v) all of the interest of Seller in any intangible personal property now or hereafter owned by Seller and used in the ownership, use, and operation of the Real Property, including without limitation, any leases, plans, specifications, warranties, guaranties, sureties, licenses, permits, approvals, certificates of occupancy and franchises relating to the zoning, land use, ownership, operation, occupancy, construction, or maintenance of the improvements at the Real Property.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of an earnest money deposit (the **"Deposit"**) in the amount of One Hundred and No/100 Dollars ($100.00), to be paid in cash by Buyer to Chicago Title Insurance Company, 1211 SW 5th Ave., Suite 2130, Portland, Oregon 97204 (the **"Escrow Agent"**) within three (3) business days after the date this Contract has been executed by both Seller and Buyer (the **"Effective Date"**), and in consideration of the agreements set forth in this Contract, Seller agrees to sell and convey the Property to Buyer, and Buyer agrees to purchase the Property from Seller, on the terms and conditions set forth in this Contract.

1. **Purchase Price**. The purchase price for the Property (the **"Purchase Price"**) shall be One Million Seven Hundred Thousand and No/100 Dollars ($1,700,000.00). The Purchase Price shall be payable at Closing as follows:

(a) At Closing, Buyer shall receive a credit against the Purchase Price (the **"Rent Credit"**) equal to the monthly rent paid by Buyer to Seller prior to the Closing Date pursuant to the Lease Agreement between the parties, which is described in greater detail in Section 10(a) below;

(b) At Closing, Buyer shall deliver to Seller a promissory note in the form attached hereto as Exhibit B (the **"Note"**) in the original principal amount of $1,200,000, and with a maturity date two (2) years from the Closing Date; and

(c) At Closing, Buyer shall pay the balance of the Purchase Price (after application of the Deposit, Rent Credit and Note amount) in cash or immediately available federal funds. By way of example only, if prior to closing Buyer were to pay

$60,000 in rent to Seller pursuant to the Lease Agreement, then Buyer would need to pay $439,900 in cash or immediately available federal funds at Closing ($1,700,000 minus $60,000 minus $1,200,000 minus $100 = $439,900).

2. **Due Diligence**.

(a) *Diligence Materials.* Seller previously has delivered, or shall deliver within five (5) business days after the Effective Date, to Buyer true copies of any of the following items (the **"Due Diligence Items"**) that are in Seller's possession or control: (a) any geotechnical reports and environmental site assessments relating to the Property; (b) Seller's existing owner's policy of title insurance covering the Property and copies of the recorded title exceptions referenced in the policy; (c) the most recent survey of the Property in Seller's possession; and (d) any permits and approvals relating to the Property.

(b) *Inspections.* Prior to the Closing Date, Buyer and its agents and representatives shall have the right to go on the Property for the purpose of conducting soil tests, surveys, environmental site assessments and other investigations, and undertaking such other activities as are appropriate to planning Buyer's prospective use of the Property; provided, however, that Buyer shall not undertake a phase II environmental site assessment or any other invasive testing without the prior written consent of Seller.

(c) *Permitting Applications.* Buyer agrees that it shall (i) within fifteen (15) days after the date of full execution of this Contract, submit to the applicable governmental authority or agency its initial application materials for such water rights with respect to the Property as Buyer deems necessary or advisable (as determined in Buyer's sole business discretion) in connection with its ownership and operation of the Property for Buyer's intended use (the **"Water Rights"**), and (ii) within thirty (30) days after the date of full execution of this Contract, submit to the Oregon Liquor Control Commission its initial application materials for such permits as Buyer deems necessary or advisable (as determined in Buyer's sole business discretion) in connection with its ownership and operation of the Property for Buyer's intended use (the **"OLCC Permits"**).

3. **Closing**. The closing of this transaction (the **"Closing"**) shall occur in the offices of Buyer's attorney, or through an escrow closing arrangement as described in Paragraph 4, on the earlier to occur of (i) the 30th day after Buyer obtains the Water Rights and OLCC Permits, and (ii) October 5, 2017, or such other date as the parties may agree upon in writing (the **"Closing Date"**).

4. **Closing Documents**. At the Closing, Seller shall execute and deliver to Buyer the following documents (the **"Closing Documents"**):

(a) A special warranty deed (the **"Deed"**), conveying valid, insurable (at regular title insurance rates), marketable and indefeasible fee simple title to the Property free and clear of all tenancies and other occupancies, liens, encumbrances, conditions,

easements, assessments, restrictions and other conditions, except the following items (collectively referred to as the **"Permitted Exceptions"**): (1) the lien, if any, for real estate taxes not yet due and payable, (2) municipal, zoning and subdivision laws and ordinances, and (3) matters of record and survey that are deemed to be Permitted Exceptions pursuant to the terms of Paragraph 7.

(b) A duly executed warranty bill of sale conveying the Personal Property to Buyer in the form attached hereto as Schedule 4(b);

(c) An owner's affidavit in form reasonably acceptable to Buyer and Buyer's title insurer affirming that there are no outstanding possessory rights, liens or rights to claim liens against the Property, and any other affidavits reasonably required by Buyer's title insurer.

(d) An affidavit in a form complying with law that Seller is not a "foreign person" within the meaning of the Foreign Investment in Real Property Tax Act.

(e) Information sufficient for the closing agent to prepare an IRS Form 1099.

(f) A closing statement reflecting the Purchase Price and all adjustments, prorations and credits thereto, and such disbursements as the parties wish to reflect thereon in connection with the transaction contemplated hereby (the **"Closing Statement"**).

(g) Resolutions, incumbency certificates and such other documentation as may be reasonably required by Buyer's title insurer to confirm Seller's authority to undertake and consummate the Closing.

At Closing, Buyer shall execute and deliver to Seller the following items:

(h) The Note.

(i) A Trust Deed, securing the obligations arising under the Note, in the form attached hereto as Exhibit C.

(j) The Closing Statement.

The sale of the Property may be closed into escrow with the Escrow Agent on terms acceptable to the parties and customary for similar closings in Clackamas County, Oregon, it being understood that neither Buyer nor Seller nor their respective counsel need be physically present at the Closing, so long as (i) all Closing Documents are fully executed, delivered in escrow and available to be recorded (if applicable) on or before the Outside Closing Date, and (ii) all necessary Closing funds have been wire transferred to the Escrow Agent on or before the Outside Closing Date.

5. **Closing Expenses**. Each party shall be responsible for the following closing expenses:

(a) Seller shall be responsible for: (1) the cost of preparing the Deed, (2) the payment of deed stamps, conveyance tax, documentary tax or any other tax or charge substituted therefor imposed in connection with the consummation of the transaction contemplated hereby, if any, (3) the premium for Buyer's ALTA standard owner's title insurance policy with respect to the Property, (4) the cost of curing any title defects that Seller is obligated to cure under Paragraph 7, (5) one-half of any fees and expenses charged by the closing escrow agent, and (6) any brokerage commissions payable under Paragraph 16.

(b) Buyer shall be responsible for: (1) all other recording costs not covered in Paragraph 5(a), (2) the cost of any extended coverage under, or endorsements to, its ALTA owner's title insurance policy, (3) the cost of any survey Buyer may elect to procure, (4) the cost of all other due diligence investigations conducted by Buyer, and (5) one-half of any fees and expenses charged by the closing escrow agent.

(c) The parties will each be responsible for all of their other closing costs, including their respective attorneys' fees.

6. **Property Taxes**. City and/or County ad valorem taxes on the Property for the year in which the Closing occurs shall be prorated to the Closing Date on a calendar year basis. If the actual amount of those taxes and assessments is not known on the Closing Date, they shall be prorated on the basis of the amount of taxes and assessments payable for prior year, and shall be adjusted between the parties when the actual amount of taxes and assessments payable in the year of Closing is known to Buyer and Seller. The provisions of this Paragraph 6 shall survive Closing.

7. **Title Defects**. Prior to Closing, Buyer may review title and survey matters relating to the Property, and shall deliver to Seller a written notice of any title objections, which may be based on the survey described in Paragraph 8 (the **"Objection Notice"**). If Buyer fails to deliver the Objection Notice within sixty (60) days of the full execution of this Contract, then Buyer shall be deemed to have accepted all matters of record set forth in Buyer's title report for the Property (or, if Buyer has failed to obtain a title report, as of the Effective Date), and all such matters shall be deemed Permitted Exceptions. Seller may remedy, or agree to remedy prior to the Closing, Buyer's title objections to the reasonable satisfaction of Buyer and its title insurer by delivering a notice to that effect (the **"Objection Response"**) within five (5) business days after its receipt of the Objection Notice. Notwithstanding the foregoing, Buyer shall not be obligated to object to any title encumbrances that can be removed solely by the payment of money, such as mortgages or statutory liens, and Seller shall convey title to the Property free and clear of any such encumbrances at Closing.

If Seller does not timely deliver an Objection Response indicating that it will cure or remedy all of the title objections set forth in the Objection Notice, then Buyer, at its election, shall have the right either to: (a) proceed to Closing, in which case Buyer shall accept title to the Property subject to the objections that Seller has not agreed to cure or remedy (and such matters shall be deemed Permitted Exceptions); or (b) terminate this Contract by delivery of written notice to Seller within five (5) business days after its receipt of the Objection Response, or if no Objection Response has been given by Seller, within ten (10) business days after its delivery of

the Objection Notice. In addition, if Seller delivers an Objection Response but subsequently fails (despite the exercise of commercially reasonable good faith efforts) to cure or remedy all of the title objections that it had obligated itself to do so in the Objection Response, then Buyer, at its election, shall have the right either to: (a) proceed to Closing, in which case Buyer shall accept title to the Property subject to the objections that Seller has failed to cure or remedy (and such matters shall be deemed Permitted Exceptions); or (b) terminate this Contract by delivery of written notice to Seller prior to the Outside Closing Date. Upon any termination by Buyer under this paragraph, Buyer shall be entitled to receive the return of the Deposit.

Seller shall not permit or cause any encumbrances or easements to be placed on or granted with respect to the Property, other than those existing as of the Effective Date, in each case without the prior written consent of Buyer. If any such encumbrances or easements arise prior to the Closing Date and Buyer objects, then Seller shall, at its sole expense, cure the objections on or before the Closing Date.

8. **Survey**. Prior to Closing, Buyer may cause a licensed surveyor or engineer to prepare an accurate survey of the Property, showing all access thereto and the location of all easements or encroachments, if any, affecting the Property (the **"Survey"**). Buyer reserves the right to make written objections to title based upon the survey in the manner provided in Paragraph 7.

9. **Conditions**. Buyer's obligations under this Contract shall be subject to the satisfaction prior to Closing of the following conditions (any of which may be waived by Buyer by giving written notice of waiver to Seller):

(a) The representations and warranties made by Seller in this Contract being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, and Seller shall deliver a certificate to such effect at Closing;

(b) Seller having performed in all material respects all covenants and obligations in all material respects required by this Contract to be performed by Seller on or prior to the Closing Date;

(c) Between the Effective Date and the Closing Date there shall have occurred no material adverse change in the condition of the Property (including but not limited to the physical or environmental conditions thereof).

(d) All service and maintenance contracts not approved by and being assigned to Buyer, if any, shall have been terminated.

(e) Buyer has obtained all applicable Water Rights and OLCC Permits.

If any of the foregoing conditions have not been satisfied or waived by Closing, Buyer shall have the right, exercisable by delivery of written notice to Seller on or before that date, to terminate this Contract; provided, however, that such termination shall not relieve Seller of such liability as may exist hereunder as a result of Seller's breach of its obligation to perform its obligations under this Contract.

10. **Lease of the Property; Operations; Delivery at Closing.**

(a) Contemporaneously with the execution of this Agreement, Buyer and Seller have entered into a "Lease Agreement" in the form attached hereto as Schedule 10 (the "**Lease Agreement**").

(b) Between the Effective Date and the Closing Date, Seller shall: (i) not enter into any leases, licenses or contracts with respect to the Premises unless Seller first obtains the written approval of Buyer; and (ii) not take or actions that would be materially detrimental to the value of the Property.

(c) Seller must deliver possession of the Property to Buyer on the Closing Date free and clear of all tenants and other parties in possession (except for Buyer and/or any parties in possession or tenants arising from the acts or omissions of Buyer), in the condition required by this Contract.

11. **Casualty**. If any of the improvements comprising a portion of the Property are damaged by fire or any other casualty (the cost for repair of which is reasonably estimated to exceed $10,000) and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

(a) to acquire the Property in its then condition and pay the Purchase Price without regard to the casualty, in which event Seller shall pay over or assign to Buyer, on delivery of the Deed, (i) all amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty, less amounts reasonably expended by Seller for partial restoration; and (ii) an amount of money equal to Seller's deductible; or

(b) to terminate this Contract in which event the Escrow Agent shall return the Deposit to Buyer, and this Contract shall terminate and neither Seller nor Buyer shall have any recourse against the other.

12. **Condemnation**. If any taking pursuant to the power of eminent domain is threatened or occurs as to all or any material portion of the Property (being a portion with a value of more than $10,000) before the Closing Date, or a sale occurs in lieu thereof, Buyer may elect either to: (a) terminate this Contract by delivery of written notice of termination to Seller within thirty (30) days after written notice from Seller of the condemnation of threat thereof; or (b) proceed to Closing, in which event all proceeds, awards and other payments arising from any such taking or sale shall be assigned to and paid to Buyer, without any adjustment of the Purchase Price. If Buyer elects to terminate this Contract, the Deposit shall be returned to Buyer by the Escrow Agent.

13. **Representations and Warranties of Seller**. Seller represents and warrants to Buyer as follows:

(a) Organization and Power. Seller is a corporation duly created and validly existing under the laws of the State of Delaware, properly qualified to do business in the State of Oregon, and has all requisite power and authority to own the Property and to enter into this Contract and perform its obligations hereunder.

(b) Non-Contravention. The execution and performance of this Contract by Seller, and the Closing contemplated by this Contract, will not conflict with any provision of law applicable to Seller, nor will it result in the breach of any provision of, or constitute a default under, any agreement or instrument to which Seller is a party or by which Seller is bound.

(c) Authorization and Execution. This Contract and the documents to be delivered by Seller at the Closing have been or will be duly authorized by all necessary company action on the part of Seller, and have been or will be duly executed and delivered by Seller.

(d) No Litigation. There are no actions, suits or proceedings (including arbitration proceedings) pending or to the best of Seller's knowledge, threatened against Seller which could have a material adverse effect on any portion of the Property, Seller's interest therein, or Seller's ability to perform its obligations hereunder, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

(e) No Condemnation. There are no condemnation actions against or relating to the Property or any portion thereof, nor has Seller received any notice of any being contemplated.

(f) No Leases. There are no leases, licenses, occupancy or related agreements or tenancies affecting the Property.

(g) No Contracts. There are no existing material contracts or agreements related to the use, ownership or operation of the Property.

(h) No Violations. Seller has not received any notice that it is in default under any of the covenants, easements or restrictions encumbering the Property or any constituent or portion thereof.

(i) Hazardous Materials. Seller has not generated, stored or disposed of any oil, petroleum products, or hazardous substance, waste, or material (collectively, "**Hazardous Materials**") at the Property, and Seller has no actual knowledge of any previous or present generation, storage, disposal or existence thereof. For the purposes of this section, "hazardous substance, waste, or material" means all petroleum-based products, radon, asbestos, PCBs, and all substances, wastes, and materials that are so defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Hazardous Materials Transportation Act. Seller has not entered into any consent decree or administrative order for any alleged violation of laws relating to so-called Hazardous Materials; (ii) Seller has not received any written request for information or a demand letter from a citizen with respect to a violation of laws pertaining to Hazardous Materials; and (iii) to the best of Seller's knowledge and belief, no occupant of the Property has generated, stored or disposed of any Hazardous Materials at the Property or transported

any Hazardous Materials off site from the Property except in accordance with applicable law.

Seller hereby agrees that the truthfulness of each of the foregoing representations and warranties, and of all other representations and warranties made in this Contract, as of the Effective Date and as of the Closing Date, is a condition precedent to the performance by Buyer of its obligations under this Contract. If any of the foregoing representations and warranties is of a material nature and is not true in any material respect when made, or when re-certified at Closing, Buyer may consider such material misrepresentation to be a default under this Contract, entitling Buyer to pursue the remedies set forth in Paragraph 18; provided, however, that with respect to any representation or warranty made to the knowledge of Seller, Buyer shall be entitled to exercise default remedies only if the substance of the representation or warranty is materially untrue, and if such untruth was known to Seller at the time the representation or warranty was made (or re-certified).

The representations and warranties of Seller set forth in this Paragraph 13 shall survive Closing for a period of one (1) year. If Buyer discovers after Closing that any representation and warranty made by Seller that is of a material nature is not true in any material respect, Buyer shall have the right to pursue any available remedy against Seller, including the recovery of damages.

14. **Intentionally Omitted.**

15. **Survival**. None of the terms, covenants, conditions, representations, warranties and agreements of this Contract shall survive the Closing Date, except as otherwise expressly provided to the contrary in this Contract. Such matters expressly surviving termination are referred to herein as "**Surviving Obligations.**"

16. **Real Estate Commissions**. Buyer and Seller represent and warrant to each other that no brokers' or real estate commissions will be due as a result of the sale of the Property from their respective actions, except for that commission to be paid by Seller to Bob Savage of CBRE (the "**Seller's Broker**"), in each case pursuant to a separate agreement if and only if the sale of the Property occurs. Seller agrees to indemnify, defend and save harmless Buyer from and against any cost and expense (including reasonable attorneys' fees) incurred by Buyer as a result of the untruth of the foregoing representation by Seller, or any claims by a broker for payment of a commission by Buyer based upon the actions of Seller. Buyer agrees to indemnify, defend and save harmless the Seller from and against any cost and expense (including reasonable attorneys' fees) incurred by Seller as a result of the untruth of the foregoing representation by Buyer, or any claims by a broker (other than the Seller's Broker or the Buyer's Broker) for payment of a commission by Seller based upon the actions of Buyer. The terms and covenants of this Paragraph 16 shall survive the Closing.

17. **Assignment**. Buyer shall have the right to assign this Contract, and its rights hereunder, without the necessity of obtaining the prior consent of Seller, only to: (a) any entity that is controlled by Buyer (including but not limited to a joint venture in which Buyer is, directly or indirectly, a manager or managing general partner), that controls Buyer or that is under common control with Buyer or (b) a "Qualified Intermediary" to facilitate the completion

of a tax-free exchange of properties by Buyer as contemplated in Paragraph 26. No other assignment of Buyer's rights under this Contract shall be permitted without first obtaining Seller's written consent, which may be granted, withheld or conditioned in Seller's sole discretion.

18. **Default**.

(a) If Closing shall fail to occur due to Buyer's default in its obligations under this Contract for any reason except for a default by Seller, Seller shall be entitled to terminate this Contract by delivery of written notice to Buyer, and to receive and retain the Deposit as liquidated and agreed upon damages, as its sole and exclusive remedy against Buyer for Buyer's default, and thereafter neither party shall have any further rights or obligations regarding this Contract other than the Surviving Obligations. The parties agree that the Deposit, together with all rental payments made to Seller pursuant to the Lease Agreement, is a fair and reasonable measure of the damages to be suffered by Seller in the event of such default and that the exact amount thereof is incapable of ascertainment.

(b) If Closing shall fail to occur due to Seller's default in its obligations under this Contract for any reason except for a default by Buyer, Buyer may, as Buyer's exclusive remedies against Seller for Seller's default, either: (a) terminate this Contract by delivery of written notice to Seller, in which event Buyer shall be entitled to the return of the Deposit, and also to be reimbursed by Seller for the reasonable and documented out-of-pocket expenses incurred by Buyer in connection with this transaction, and neither party shall have any further rights or obligations regarding this Contract other than the Surviving Obligations; or (b) obtain specific performance of the obligations of Seller under this Contract (and if Buyer is successful in obtaining such specific performance, Seller agrees to indemnify Buyer for all Buyer's costs and expenses, including without limitation reasonable attorneys' fees and court costs, incurred in such action).

(c) Except for (i) Buyer's failure to pay any portion of the Deposit as and when due hereunder, or (ii) either party's wrongful failure to close or satisfy a condition to Closing by the required Closing Date, neither party will be deemed in default under this Contract unless the party is given written notice of its failure to comply with this Contract and such failure continues for a period of five days following the date such notice is given.

(d) The foregoing limitations of remedies and liquidated damages provisions shall not apply to the indemnities of both parties under Paragraph 16.

19. **Time of the Essence**. The parties agree that time shall be of the essence in the performance of all of the terms and conditions of this Contract. If the time period by which any right, option or election provided under this Contract must be exercised, or by which any act must be performed, or by which Closing must be held, expires on a Saturday, Sunday or a legal holiday, then such time period shall be automatically extended to and through the next day which is not a Saturday, Sunday or a legal holiday.

20. **Intentionally Omitted**.

21. **Captions**. Paragraph headings or captions appearing in this Contract are for convenience only, are not a part of this Contract, and are not to be considered in interpreting this Contract.

22. **Entire Agreement**. The parties acknowledge that this Contract contains the entire agreement between the parties with respect to the Property, and supersedes any prior oral or written understandings. No modification of this Contract and no waiver of any of its terms or conditions shall be effective unless made in writing and duly executed by both parties.

23. **Successors and Assigns**. This Contract shall be binding on the parties and their respective successors and permitted assigns.

24. **Notices**. Any notice, consent or other communication permitted or required by this Contract shall be in writing, and shall be given to each party, at the address set forth below, in the following manner: (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission (provided documentation of completed transmission is retained). Each such notice shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile also is sent to the intended address by one of the means described in clauses (a), (b) or (c) above. Unless and until changed as provided below, the addresses for notices given pursuant to this Contract shall be as follows:

to Buyer:	______________________________ ______________________________ ______________________________ Attention: ____________________ Fax: ____/________
with a copy to:	______________________________ ______________________________ ______________________________ ______________________________ Fax: ____/__________
to Seller:	Harvard Properties U.S., Inc. 2000 – 1874 Scarth Street Regina, SK S4P 4B3 Fax: 306/522-4571
with a copy to:	N/A Fax:

20. **Intentionally Omitted**.

21. **Captions**. Paragraph headings or captions appearing in this Contract are for convenience only, are not a part of this Contract, and are not to be considered in interpreting this Contract.

22. **Entire Agreement**. The parties acknowledge that this Contract contains the entire agreement between the parties with respect to the Property, and supersedes any prior oral or written understandings. No modification of this Contract and no waiver of any of its terms or conditions shall be effective unless made in writing and duly executed by both parties.

23. **Successors and Assigns**. This Contract shall be binding on the parties and their respective successors and permitted assigns.

24. **Notices**. Any notice, consent or other communication permitted or required by this Contract shall be in writing, and shall be given to each party, at the address set forth below, in the following manner: (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission (provided documentation of completed transmission is retained). Each such notice shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile also is sent to the intended address by one of the means described in clauses (a), (b) or (c) above. Unless and until changed as provided below, the addresses for notices given pursuant to this Contract shall be as follows:

to Buyer:

STEM Holdings, INC
9370 Grand Estates Way
Boca Raton FL 33496
Attention: Adam Berk
Fax: ___/________

with a copy to:

____
____
____
____
Fax: ___/________

to Seller:

Harvard Properties U.S., Inc.
2000 – 1874 Scarth Street
Regina, SK S4P 4B3

Fax: 306/522-4571

with a copy to: N/A

Fax:

25. **Controlling Law**. This Contract has been made and entered into under the laws of the State of Oregon, and those laws shall control the interpretation of this Contract.

26. **Like-Kind Exchange**. Each party has informed the other party that it may desire to have this transaction constitute a like-kind exchange of properties utilizing the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended. Each party agrees to cooperate with the other party in order to effectuate and facilitate such an exchange, provided that: (a) the exchange does not delay the Closing under this Contract, (b) the non-exchanging party does not incur any additional liability as a result of its cooperation, and (c) the non-exchanging party is not required to enter into any contract to purchase any other property, or take title to any property other than the Property. In particular, either party may assign its rights under this Contract prior to Closing to a "Qualified Intermediary," as that term is defined in applicable Treasury Regulations; and Buyer will, upon request of Seller, pay the balance of the Purchase Price to the Qualified Intermediary designated by Seller.

27. **Counterparts**. This Contract may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties, but all of which shall be construed together as a single instrument. This Contract may be signed by either party via facsimile, provided, however, that an original counterpart of such signature page is promptly forwarded to the other party.

28. **Statutory Warning (ORS 93.040(2)).** THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS THAT, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND THAT LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON'S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO VERIFY THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.

SELLER:

HARVARD PROPERTIES U.S., INC., a Delaware corporation

By: ______________________
James Camplin, General Counsel and Secretary

Date executed: APRIL 4, 2017

BUYER:

STEM HOLDINGS INC., a Nevada corporation

By: ______________________
Its: Adam Berk, CEO

Date executed: APRIL 5, 2017

EXHIBIT A

Legal Description

A tract of land in the Northeast one-quarter of the Northwest one-quarter of Section 9, Township 4 South, Range 2 East, of the Willamette Meridian, in the County of Clackamas and State of Oregon, described as follows:

Beginning at a point in the North line of said Northeast one-quarter that lies 1006.73 feet West from the Northeast corner thereof; thence South 0°35'59" East along the line parallel with the West line of said Northwest one-quarter, 702.61 feet; thence South 89°40'40" East along the line parallel with the North line of said Northwest one-quarter, 585.29 feet to a point in the West line of a certain tract of land conveyed to Norris W. King and Violet M. King and described in Book 289, Page 194, Deed Records; thence South 0°09'22" East along the West line of said King Tract and along the line parallel with the East line of said Northwest one-quarter, 607.91 feet to the Southwest corner of said King Tract said last mentioned Southwest corner also being on the South line of said Northeast one-quarter; thence North 89°36'47" West along the South line of said Northeast one-quarter, 529.44 feet; thence North 0°22'40" West along the line parallel with the West line of said Northeast one-quarter, 557.92 feet; thence North 89°40'40" West along the line parallel with the North line of said Northeast one-quarter, 123.00 feet; thence North 0°35'59" West along the line parallel with the West line of said Northwesterly one-quarter, 723.03 feet to the North line thereof; thence South 89°40'40" East along the North line of said Northwest one-quarter, 69.68 feet to the true point of beginning.

<u>EXHIBIT B</u>

Form of Promissory Note

NON-NEGOTIABLE
PROMISSORY NOTE

$1,200,000 ______________, Oregon
____________, 2017

PROMISE TO PAY. For value received, STEM HOLDINGS, INC., a Nevada corporation ("**Borrower**"), promises to pay to HARVARD PROPERTIES U.S., INC., a Delaware corporation ("**Lender**"), in lawful money of the United States of America, the principal sum of One Million Two Hundred Thousand Dollars ($1,200,000.00), together with interest on the unpaid principal balance from the date of this Note until paid in full, as provided below.

INTEREST. Subject to the terms of the "Pre-Negotiated Settlement" section below, interest on the unpaid principal balance shall accrue from the date hereof at the rate of Two Percent (2.0%) per annum until the entire unpaid principal balance is paid in full.

PAYMENT. Monthly installments of principal and interest in the amount of Thirteen Thousand Five Hundred and No/100 Dollars ($13,500.00) each shall be payable commencing on _____ [*6th month after closing*], and on the ___ day of each ensuing calendar month until ___________, 2019 ("**Maturity Date**"), when the entire unpaid principal balance shall be due and payable in full. The expected amortization schedule of this note is attached as Exhibit A.

PREPAYMENT. Borrower may pay all or a portion of the amount owed earlier than it is due, without premium or penalty, any such prepayment to be applied first to accrued interest and then to principal. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments. If Borrower repays the entire outstanding balance of principal and interest owing hereunder on or before [*1 year from closing date*], then a $75,000 portion of the principal balance of the loan evidenced by this Note shall be forgiven and the repayment amount due at such time shall be reduced by $75,000. The prepayment reduction in the previous sentence shall expire immediately and be of no further force and effect upon [*1 year and 1 day from closing date*].

LATE CHARGE. Without waiving any default under this Note or any other documents relating to or securing this loan, in the event that any payment is not paid within 15 days after the date it is due, Lender may collect, and Borrower agrees to pay with such payment, a late charge equal to 5% of the overdue payment, to defray Lender's extra expense and loss in connection with the delinquency.

DEFAULT. Borrower shall be in default if any of the following happens (each, an "**Event of Default**"): (a) Borrower fails to make any payment when due, including paying all outstanding principal and interest amounts due hereunder at maturity; (b) Borrower fails to perform or observe any other promise Borrower has made to Lender, or Borrower fails to perform promptly and strictly in the manner provided in this Note or in any other agreement or loan Borrower has with Lender; (c) any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf before or after this loan is false, incomplete or misleading in any material respect; (d) Borrower becomes insolvent, a receiver is appointed for any of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency law; or (e) any creditor tries to take any of Borrower's property on which Lender has a lien or security interest.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note to 2.00 percentage points greater than the rate set forth above. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to

collect this Note if Borrower does not pay. Borrower also agrees to pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment enforcement and collection services. If not prohibited by applicable law, Borrower shall also pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the state of Oregon. This Note shall be governed by and construed in accordance with the laws of the state of Oregon.

OTHER PROVISIONS. Borrower and any other person who signs, guarantees or endorses this Note waives presentment, protest, dishonor, notice of dishonor and notice of protest, and consents to (and Lender is hereby expressly authorized to make, without notice) any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due under this Note, or under any documents relating to or securing this Note, or of the performance of any covenants, conditions or agreements or the taking or release of any collateral securing this Note. Any such action taken by Lender shall not discharge the liability of any party to this Note. Failure or delay of Lender to exercise any rights or remedies shall not constitute a waiver of the right to exercise the same in the event of a subsequent default, or in the event of continuance of any existing default after demand for performance of the terms of this Note. The invalidity or unenforceability of any provision of this Note shall not affect the other provisions of this Note. Time is of the essence in this Note in all particulars.

Absent a default hereunder, Lender may not assign this Note without Borrower's express written consent, which Borrower may withhold in its sole discretion.

Borrower represents that this loan is made for business purposes, that no proceeds will be used for personal, family or household purposes, and that this loan is not secured by Borrower's principal residence. The term "Borrower" includes each person signing this Note as Borrower, and this Note is the joint and several obligation of all persons signing this Note.

BORROWER

STEM HOLDINGS, INC., a Nevada corporation

By: ____
Name:
Title:

Exhibit A to Promissory Note

Amortization Schedule

<u>EXHIBIT C</u>

Form of Trust Deed

After recording return to:

____
____
____

Beneficiary's name and address:

____
____
____

Tax account number of the property:

____

TRUST DEED
(Second Lien)

This Trust Deed ("**Trust Deed**") is made as of ____________, 2017 by STEM HOLDINGS, INC., a Nevada corporation ("**Grantor**"), in favor of ________________________________ ("**Trustee**"), for the benefit of the HARVARD PROPERTIES U.S., INC., a Delaware corporation ("**Beneficiary**").

RECITALS

A. Grantor owns a certain parcel of real property comprised of approximately ___ acres located at the street address of 14336 S. Union Hall Road, in the Hamlet of Mulino, Clackamas County, Oregon, as more particularly described on Exhibit A attached hereto.

B. Pursuant to that certain Contract of Sale between Grantor and Beneficiary dated _______________, Grantor purchased the aforementioned real property. Grantor has financed a portion of the purchase price under the Contract of Sale by borrowing $1,200,000 (the "**Loan**") pursuant to that certain Promissory Note dated as of the date hereof in the original principal amount of $1,200,000 made by Grantor in favor of Beneficiary ("**Note**"). The Maturity Date of the Loan is ______, 2019.

C. Grantor and Beneficiary have agreed that the Loan shall be secured by this Trust Deed.

SECTION 1. DEFINITIONS

1.1 **Capitalized Terms; Recitals.** Unless defined elsewhere in this Trust Deed, capitalized terms used in this Trust Deed will have the meanings ascribed to them herein below. The Recitals are hereby incorporated into this Trust Deed.

1.2 "**Obligations**" means all obligations owed by Grantor to Beneficiary pursuant to the Note.

1.3 "**Real Property**" means the real property located at 14336 S. Union Hall Road, in the Hamlet of Mulino, Clackamas County, Oregon, as more particularly described on Exhibit A, together with all fixtures and improvements.

1.4 **ORS Chapter 86.** Unless the context clearly indicates otherwise, terms used in this Trust Deed that are defined in ORS Chapter 86 will have the meanings ascribed to them in ORS Chapter 86.

SECTION 2. TRUST DEED

2.1 **Transfer**. As security for the full and prompt payment and performance of the Obligations, Grantor transfers and assigns to Trustee in trust for the benefit of Beneficiary, with power of sale, all of Grantor's right, title, and interest in and to the Real Property, subject to the provisions of this Trust Deed.

2.2 **Recording and Perfection**. Beneficiary may record this Trust Deed in the mortgage records in Multnomah County, Oregon. Upon Trustee's or Beneficiary's request, Grantor will take any actions that Trustee or Beneficiary deems reasonably necessary to perfect and continue Trustee's and Beneficiary's rights under this Trust Deed. Grantor will pay all of the fees, costs, and expenses of recording this Trust Deed and any other document that Trustee or Beneficiary deems reasonably necessary to perfect and continue Trustee's and Beneficiary's rights under this Trust Deed.

2.3 **Reconveyance**. Within thirty (30) days after the full payment of all outstanding Obligations, Trustee must reconvey the Real Property to Grantor.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF GRANTOR

Grantor represents and warrants to Beneficiary as follows:

3.1 **Authority**. Grantor has full power and authority to sign and deliver this Trust Deed and to perform all of Grantor's obligations under this Trust Deed.

3.2 **Binding Obligation**. This Trust Deed is the legal, valid, and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application or by general principles of equity.

3.3 **No Conflicts**. The signing and delivery of this Trust Deed by Grantor and the performance by Grantor of all of Grantor's obligations under this Trust Deed will not: (a) conflict with Grantor's articles of organization or operating agreement; (b) breach any agreement to which Grantor is a party, or give any person the right to accelerate any obligation of Grantor; (c) violate any law, judgment, or order to which Grantor is subject; or (d) require the consent, authorization, or approval of any person, including but not limited to any governmental body.

3.4 **Commercial Purposes**. Grantor has and will use the Real Property exclusively for commercial purposes.

SECTION 4. COVENANTS OF GRANTOR

Grantor covenants to Beneficiary that Grantor will perform the following obligations and observe the following conditions until the Obligations are fully paid and performed:

4.1 **Restriction on Transfer**. Grantor will not Transfer the Real Property. "**Transfer**" means any sale, exchange, gift, or other conveyance of fee title to the Real Property, regardless of whether the transfer occurs voluntarily or involuntarily, by operation of law, or because of any act or occurrence.

4.2 **Condition of Real Property**. Grantor will keep the Real Property in good repair and condition, reasonable wear and tear excepted.

4.3 **Use of Real Property**. Grantor will use the Real Property exclusively for commercial purposes, and will ensure that this Trust Deed does not become a residential trust deed.

4.4 **Compliance With Laws**. Grantor will comply with all applicable state and local laws, regulations, codes and rules applicable to the ownership, lease, use, or operation of the Real Property, including, without limitation, the Oregon Medical Marijuana Act and Measure 91, which was approved by voters in November 2014. Grantor will comply with all federal laws except as provided in this Section 4.4. Notwithstanding the foregoing, if Grantor's conduct at the Real Property is legal under Oregon laws, then Grantor shall be permitted to violate the following federal laws when engaging in such conduct : (i) the federal Controlled Substances Act, and (ii) any other federal statute the violation of which would not have occurred but for the fact that marijuana is a controlled substance under the federal Controlled Substances Act.

4.5 **Environmental**. Grantor will comply with all applicable Environmental Laws. "**Environmental Law**" means any law designed to minimize, prevent, punish, or remedy the consequences of actions that damage or threaten the environment or public health and safety.

4.6 **Taxes**. Grantor shall pay all real and personal property taxes, assessments, and other taxes and charges of any nature whatsoever (collectively the **"Taxes"**) that are levied or assessed against the Real Property. Grantor shall pay the Taxes from time to time, before the same become delinquent or interest or penalties attach thereto.

4.7 **Insurance**. Grantor will maintain the following insurance coverage, with each such policy of insurance being placed with insurance companies admitted to do business in the state in which the Property is located:

(a) Commercial general liability insurance (current ISO form or its equivalent) in the amount of at least One Million and No/100 Dollars ($1,000,000.00) per occurrence, with a general aggregate limit per location of at least Two Million and No/100 Dollars ($2,000,000.00). Grantor further agrees that such insurance shall contain fire and extended coverage legal liability insurance. Beneficiary shall be named an additional insured on such insurance policy.

(b) A policy of property insurance (current ISO form or its equivalent) covering the improvements that are part of the Property, providing protection to the extent of one hundred percent (100%) of the replacement cost of such improvements, and with a commercially reasonable deductible. Such insurance policy shall name Beneficiary as mortgagee.

SECTION 5. DAMAGE OR DESTRUCTION

If any damage or destruction occurs with respect to the Real Property, and if Beneficiary receives any insurance proceeds under any insurance policy that provides coverage to Grantor for the Real Property, then Beneficiary shall release such proceeds to Grantor for application towards the cost and expense of restoring the portion of the Real Property that was damaged or destroyed, as applicable. Beneficiary shall not be required to release any such insurance proceeds until it receives reasonable assurances that such

insurance proceeds funds will indeed be applied towards the cost and expense of restoring the portion of the Real Property that was damaged or destroyed, as applicable.

SECTION 6. CONDEMNATION

6.1 **Notice; Proceedings.** Grantor will promptly notify Beneficiary if all or any portion of the Real Property is condemned or threatened with condemnation. The notice will include a copy of all correspondence relating to the condemnation or the threat that Grantor received from any third party. Grantor shall be permitted to institute a condemnation proceeding, in which case: (i) Grantor will diligently prosecute the proceeding; (ii) Beneficiary may participate in the prosecution of the proceeding, at Beneficiary's own cost and expense; and (iii) Grantor may settle the matter. In any condemnation proceeding that is subject to the provisions in this Section 6.1, Grantor and Beneficiary must keep each other fully informed of the status of the proceeding, cooperate with each other with respect to the prosecution of the proceeding, and attempt to preserve in full any attorney-client and work-product privileges and the confidentiality of any confidential information.

6.2 **Assignment and Application of Compensation.** If all or any portion of the Real Property is condemned, and if Beneficiary receives any compensation as a result of the condemnation, then Beneficiary shall deliver such compensation to Grantor for application to Grantor's cost and expense of restoring or improving the remaining portion of the Real Property, as applicable. Beneficiary shall not be required to release any such condemnation compensation until it receives reasonable assurances that such condemnation compensation funds will indeed be applied towards the cost and expense of restoring or improving the remaining portion of the Real Property, as applicable.

SECTION 7. PAYMENT OF TAXES AND OTHER CHARGES BY BENEFICIARY

Whenever Grantor fails to pay prior to delinquency any Taxes, insurance premiums, premiums necessary to obtain and maintain the insurance required pursuant to Section 4.6, or other charges necessary to be paid for the protection of Trustee's and Beneficiary's rights under this Trust Deed, Beneficiary may, after any notice to Grantor and opportunity to cure required under this Trust Deed, pay the same. Such payments will be added to the Obligations.

BENEFICIARY'S WARNING TO GRANTOR

Unless you [Grantor] provide us [Beneficiary] with evidence of the insurance coverage as required by our contract or loan agreement, we may purchase insurance at your expense to protect our interest. This insurance may, but need not, also protect your interest. If the collateral becomes damaged, the coverage we purchase may not pay any claim you make or any claim made against you. You may later cancel this coverage by providing evidence that you have obtained property coverage elsewhere.

You are responsible for the cost of any insurance purchased by us. The cost of this insurance may be added to your contract or loan balance. If the cost is added to your contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount. The effective date of coverage may be the date your prior coverage lapsed or the date you failed to provide proof of coverage.

The coverage we purchase may be considerably more expensive than insurance you can obtain on your own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

SECTION 8. DEFAULTS AND REMEDIES

8.1 **Events of Default**. Each of the following events is an "**Event of Default**":

(a) An Event of Default (as defined in the Note) occurs;

(b) Grantor fails to perform any other of the Obligations within thirty (30) days of when performance is due (or such longer period as may be reasonably necessary, if such failure is not susceptible to cure within thirty (30) days, provided that Grantor timely commences and diligently pursues such cure) after Beneficiary notifies Grantor of the failure to perform the Obligation when due;

(c) any representation or warranty made by Grantor in this Trust Deed is found to have been untrue or misleading in any material respect as of the date of this Trust Deed; or

(d) any Transfer of the Real Property or any interest in the Real Property to any person other than Trustee or Beneficiary, unless the Transfer is expressly permitted by this Trust Deed.

8.2 **Remedies**. On and after an Event of Default, Beneficiary may exercise the following remedies, which are cumulative and which may be exercised singularly or concurrently:

(a) without notice, the right to accelerate the due dates of the Obligations so that the Obligations are immediately due, payable, and performable in their entirety;

(b) without notice, the right to take possession, control, and charge of the Real Property, and the collection of any rents, issues and profits of the Real Property;

(c) the right to institute an action to appoint a receiver to take charge of the Real Property;

(d) any remedy available to Beneficiary under ORS Chapter 86, including but not limited to the foreclosure of this Trust Deed by advertisement and sale in the manner provided in ORS 86.705 to ORS 86.795;

(e) the right to foreclose this Trust Deed as provided by law for the foreclosure of mortgages on real property; and

(f) any other remedy available to Beneficiary at law or in equity.

8.3 **Additional Rights and Obligations**. After an Event of Default, upon Beneficiary's request, Grantor will otherwise assist Beneficiary in exercising any remedy available to Beneficiary under this Trust Deed.

8.4 **Sale and Proceeds of Real Property**. After an Event of Default, Trustee may sell the Real Property in one parcel or in separate parcels and will sell the parcel or parcels at auction to the highest bidder for cash. Any person, including Beneficiary, but excluding Trustee, may bid at the sale. The attorney for Trustee, or any agent designated by Trustee or the attorney, may conduct the sale and act in the sale as the auctioneer of Trustee. After an Event of Default and a sale of one or more parcels of the Real Property by Trustee, Trustee must apply the proceeds of the sale as follows: (i) to the expenses of the sale, including the compensation of Trustee, and a reasonable charge by the attorney for Trustee; (ii) to all persons having recorded liens subsequent to the interest of Trustee in this Trust Deed as their interests may appear in the order of their priority; and (iii) the surplus, if any, to Grantor or to the successor-in-interest of Grantor entitled to such surplus.

8.5 **No Obligation to Pay or Perform**. Beneficiary has no obligation to pay or perform any Obligation.

SECTION 9. SUCCESSOR TRUSTEE

At any time, Beneficiary may appoint in writing a successor Trustee. If the appointment of the successor Trustee is recorded in the mortgage records in Multnomah County, Oregon, the successor Trustee will be vested with all the powers of the original Trustee.

SECTION 10. GENERAL

10.1 **No Waiver by Beneficiary**. No waiver will be binding on Beneficiary unless it is in writing and signed by Beneficiary. Beneficiary's waiver of a breach of a provision of this Trust Deed or any agreement evidencing, guaranteeing, or securing any of the Obligations will not be a waiver of any other provision or a waiver of a subsequent breach of the same provision. Beneficiary's failure to exercise any remedy under this Trust Deed or any agreement evidencing, guaranteeing, or securing any of the Obligations will not be considered a waiver by Beneficiary of Beneficiary's right to exercise the remedy.

10.2 **No Assignment**. Grantor may not assign or delegate any of Grantor's rights or obligations under this Trust Deed to any person without the prior written consent of Beneficiary, which Beneficiary may withhold in Beneficiary's sole discretion. Beneficiary may assign any of its rights or obligations hereunder without Grantor's consent. Within thirty (30) days after any such assignment, Beneficiary shall notify Grantor (in the manner prescribed by Section 10.5 below) of the name and address of the assignee

10.3 **Binding Effect**. This Trust Deed will be binding on the parties and their respective heirs, personal representatives, successors, and permitted assigns, and will inure to their benefit.

10.4 **Amendment**. This Trust Deed may be amended only by a written document signed by the party against whom enforcement is sought.

10.5 **Notices**. All notices or other communications required or permitted by this Trust Deed (a) must be in writing, (b) must be delivered to the parties at the addresses set forth below, or any other address that a party may designate by notice to the other parties; and are considered delivered: (1) upon actual receipt if delivered personally, or by a nationally recognized overnight delivery service; or (2) at the end of the third business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested.

To Grantor:	**To Beneficiary:**
__________________	__________________
__________________	__________________
__________________	__________________
Attn: __________________	Attn: __________________
With a copy to:	With a copy to:
__________________	__________________
__________________	__________________
__________________	__________________
Attn: __________________	Attn: __________________

To Trustee:

____
____
____
Attn: __________________

10.6 **Severability**. If a provision of this Trust Deed is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Trust Deed will not be impaired.

10.7 **Further Assurances**. The parties will sign other documents and take other actions reasonably necessary to further effect and evidence this Trust Deed.

10.8 **Attachments**. Any exhibits, schedules, and other attachments referenced in this Trust Deed are part of this Trust Deed.

10.9 **Remedies**. Except as otherwise set forth herein, the parties will have all remedies available to them at law or in equity. All available remedies are cumulative and may be exercised singularly or concurrently.

10.10 **Governing Law**. This Trust Deed is governed by the laws of the State of Oregon, without giving effect to any conflict-of-law principle that would result in the laws of any other jurisdiction governing this Trust Deed.

10.11 **Venue**. Subject to Section 11.9 (Arbitration) of the Purchase Agreement, any action or proceeding arising out of this Trust Deed will be litigated in courts located in Clackamas County, Oregon. Each party consents and submits to the jurisdiction of any local, state, or federal court located in Clackamas County, Oregon.

10.12 **Attorney's Fees**. If any arbitration or litigation is instituted to interpret, enforce, or rescind this Trust Deed, including, but not limited to, any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party's reasonable attorney's fees and other fees, costs, and expenses of every kind, including, but not limited to, the costs and disbursements specified in ORCP 68 A(2), incurred in connection with the arbitration, the litigation, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the arbitrator or court.

10.13 **Entire Agreement**. This Trust Deed contains the entire understanding of the parties regarding the subject matter of this Trust Deed and supersedes all prior and contemporaneous negotiations and agreements, whether written or oral, between the parties with respect to the subject matter of this Trust Deed.

10.14 **Statutory Disclosure**. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON'S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON

LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010. THIS INSTRUMENT DOES NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.

Dated: _______________, 2017.

Grantor:

STEM HOLDINGS, INC., a Nevada corporation

By___________________________________
Name: _________________________________
Title: _________________________________

State of Oregon)
) ss.
County of _______________)

This instrument was acknowledged before me on _________________by __________________, as _________ of STEM HOLDINGS, INC., a Nevada corporation.

____
Notary Public for Oregon
My Commission Expires: _________________

Beneficiary:

HARVARD PROPERTIES U.S., INC., a Delaware corporation

By_________________________________
Name: _______________________________
Title: _______________________________

State of Oregon)
) ss.
County of ______________)

This instrument was acknowledged before me on ________________by __________________, as _________ of HARVARD PROPERTIES U.S., INC., a Delaware corporation.

____
Notary Public for Oregon
My Commission Expires: ________________

Exhibit A

Legal Description

EXHIBIT A

Legal Description

A tract of land in the Northeast one-quarter of the Northwest one-quarter of Section 9, Township 4 South, Range 2 East, of the Willamette Meridian, in the County of Clackamas and State of Oregon, described as follows:

Beginning at a point in the North line of said Northeast one-quarter that lies 1006.73 feet West from the Northeast corner thereof; thence South 0°35'59" East along the line parallel with the West line of said Northwest one-quarter, 702.61 feet; thence South 89°40'40" East along the line parallel with the North line of said Northwest one-quarter, 585.29 feet to a point in the West line of a certain tract of land conveyed to Norris W. King and Violet M. King and described in Book 289, Page 194, Deed Records; thence South 0°09'22" East along the West line of said King Tract and along the line parallel with the East line of said Northwest one-quarter, 607.91 feet to the Southwest corner of said King Tract said last mentioned Southwest corner also being on the South line of said Northeast one-quarter; thence North 89°36'47" West along the South line of said Northeast one-quarter, 529.44 feet; thence North 0°22'40" West along the line parallel with the West line of said Northeast one-quarter, 557.92 feet; thence North 89°40'40" West along the line parallel with the North line of said Northeast one-quarter, 123.00 feet; thence North 0°35'59" West along the line parallel with the West line of said Northwesterly one-quarter, 723.03 feet to the North line thereof; thence South 89°40'40" East along the North line of said Northwest one-quarter, 69.68 feet to the true point of beginning.